UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025 indie Semiconductor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40481	88-1735159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey
Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 608-0854

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2025, indie Semiconductor, Inc., a Delaware corporation (“indie”), through its subsidiary Ay Dee Kay LLC, a California limited liability company (“ADK”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with United Faith Auto-Engineering Co., Ltd., a publicly-listed company in the People’s Republic of China (“United Faith”), pursuant to which indie has agreed to sell ADK’s entire 34.38% of the outstanding equity interest in Wuxi indie Microelectronics Technology Co., Ltd., a Chinese entity (“Wuxi”) to United Faith (the “Asset Sale”). The entry into a non-binding agreement with United Faith regarding the Asset Sale was previously announced by indie in its Current Report on Form 8-K filed on May 19, 2025.

Pursuant to the Asset Purchase Agreement, subject to the satisfaction of closing conditions and receipt of all required regulatory approvals, United Faith will purchase all of ADK’s outstanding equity interest in Wuxi for a total gross transaction consideration of RMB 960,834,355, or approximately $135 million (based on the exchange rate in effect on October 24, 2025), payable in cash to ADK, net of applicable local taxes.

The Asset Purchase Agreement contains certain customary representations, warranties and covenants. The representations and warranties of parties under the Asset Purchase Agreement will not survive closing, and there is no post-closing indemnification arrangement for breaches of representations, warranties or covenants. The Asset Purchase Agreement’s covenants include obligations of (i) ADK to assist Wuxi to maintain its ordinary course of business operations during the period between signing the Asset Purchase Agreement and closing the Asset Sale, (ii) United Faith to use reasonable best efforts to obtain its shareholder approval of the purchase of all of the outstanding equity of Wuxi (the “Whole Transaction”), (iii) both ADK and United Faith to use reasonable best efforts to cooperate with Wuxi to prepare documents and make all filings necessary to complete the Asset Sale, and (iv) both parties to register the Asset Sale and the Whole Transaction with the relevant authorities, as may be applicable.

The Asset Purchase Agreement also contains customary closing conditions, including (i) receipt of shareholder approval of the Whole Transaction by United Faith’s shareholders and (ii) the receipt of all required regulatory approvals of the Whole Transaction, including approval by the Shenzhen Stock Exchange and the China Securities Regulatory Commission.

The Asset Purchase Agreement may be terminated prior to closing (i) upon mutual agreement by both parties, (ii) by ADK, should United Faith fail to obtain its shareholder approval of the Whole Transaction, (iii) by ADK, should United Faith fail to obtain all necessary regulatory approvals for the Whole Transaction within eighteen (18) months of the signing date, (iv) by either party, should the other party materially breach any representation, warranty or covenant in the Asset Purchase Agreement; and (v) by either party, upon the occurrence of a Force Majeure (as such term is defined in the Asset Purchase Agreement) which effects continue for thirty (30) days or more, rendering a party unable to continue performance under the Asset Purchase Agreement.

The Asset Sale has been approved by the Boards of Directors of both indie and United Faith.

During the period between entering into the Asset Purchase Agreement and prior to closing the Asset Sale, the divestiture of Wuxi will meet the criteria to be reported as discontinued operations when indie determines that it is probable that United Faith will receive all necessary local regulatory approvals within the requisite period under applicable accounting guidance. Upon the completion of this potential Asset Sale, indie will fully deconsolidate the financial results of Wuxi and in return, recognize a pre-tax gain/loss, which would be presented in indie’s then Consolidated Statements of Operations. For the three and six months ended June 30, 2025, Wuxi accounted for 42% and 38% of indie’s consolidated revenue, respectively, and approximately 10% of indie’s consolidated operating expenses for each period. Further, as of June 30, 2025, Wuxi accounted for approximately 10% and 2% of indie’s consolidated total assets and total liabilities, respectively. Following any deconsolidation of Wuxi, indie will no longer include any financial results of Wuxi in its future consolidated financial statements.

indie cannot assure you regarding the timing for the completion of the Asset Sale, that the closing conditions of the Asset Sale, including, but not limited to, approval of the Whole Transaction by United Faith shareholders and receipt of all required regulatory approvals, will be satisfied, or that the Asset Sale will be completed.

The foregoing descriptions of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Current Report”) and is hereby incorporated into this report by reference. The Asset Purchase Agreement governs the contractual rights between the parties in relation to the Asset Sale. The Asset Purchase Agreement has been filed as an exhibit hereto to provide investors with information regarding the terms of the Asset Sale and is not intended to modify or supplement any factual disclosures about indie in its public reports filed with the United States Securities and Exchange Commission. In particular, the Asset Purchase Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to indie.

Safe Harbor Statement

This Current Report contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding the sale of ADK’s entire equity interest in Wuxi to United Faith and the timing and completion of such Asset Sale, the closing conditions for the Asset Sale, including approval of United Faith shareholders and receipt of required regulatory approvals for the Asset Sale, the expected timing of reporting of Wuxi as discontinued operations and the deconsolidation of the financial results of Wuxi from indie’s future consolidated financial statements, and the expected impact to indie’s future consolidated financial statements resulting from such deconsolidation and pre-tax gain/loss, if any, upon the completion of the Asset Sale. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the United States Securities and Exchange Commission (“SEC”) on March 3, 2025 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected timing and likelihood of completion of the Asset Sale and Whole Transaction, including the timing or ability to satisfy applicable closing conditions, including receipt of shareholder and regulatory approvals. All forward-looking statements in this Current Report are expressly qualified in their entirety by the foregoing cautionary statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report, which information speaks only as of the date hereof. indie does not undertake, and expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report, whether as a result of new information, future events or otherwise, except as required by law.

Item 7.01 Regulation FD Disclosure.

On October 27, 2025, indie issued a press release announcing the transaction described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement between United Faith Auto-Engineering Co., Ltd. and Ay Dee Kay LLC dated October 27, 2025
99.1	Press Release, dated October 28 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

October 28, 2025	By:	/s/ Donald McClymont
		Name:	Donald McClymont
		Title:	Chief Executive Officer
(Principal Executive Officer)

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